Exhibit 99.1
For Release on July 29, 2010
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS
New York, NY — July 29, 2010 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), a leading owner and operator of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs,” “Boston Sports Clubs,” “Washington Sports Clubs” and “Philadelphia Sports Clubs,” announced its results for the second quarter ended June 30, 2010.
Second Quarter Overview:
•	Revenue decreased 5.2% in Q2 2010 compared to Q2 2009.

•	Comparable club revenue decreased 4.2% in Q2 2010 compared to Q2 2009.

•	Total member count, excluding short-term summer, seasonal and student members, decreased 2.2% compared to March 31, 2010 and 3.8% compared to June 30, 2009.

•	Total number of clubs in operation decreased to 161 as of June 30, 2010 from 166 as of June 30, 2009.

•	Membership attrition averaged 3.3% per month in Q2 2010 compared to 3.5% in Q1 2010 and 3.7% per month in Q2 2009.

•	Loss per share was ($0.04) in Q2 2010.

•	Q2 2010 results include fixed asset impairment and severance charges, net of taxes, of $2.0 million or ($0.09) per share. Q2 2009 results included severance charges, early lease termination costs and rent expense related to an anticipated judgment in connection with a lease dispute, net of taxes, of $879,000 or ($0.04) per share.
Robert Giardina, Chief Executive Officer of TSI, commented: “After being back at TSI for a few months and visiting almost all of our clubs, I am very encouraged by the condition of our facilities and by the experience our members receive from the team we now have in place. We are also pleased with our improved member attrition and the favorable response to our recent initiatives. So while we are still in the very early stages of reinvigorating our business, we are confident that we are putting the right strategies in place.”
Quarter and Year to Date June 30, 2010 Financial Results:
Revenue (in $’000s) was comprised of the following:

	Quarter Ended June 30,
	2010		2009
	Revenue	% Revenue	Revenue	% Revenue	% Variance
Membership dues	$91,987	78.3%	$98,358	79.4%	(6.5)%
Initiation fees	2,432	2.1%	3,343	2.7%	(27.3)%

Membership revenue	94,419	80.4%	101,701	82.1%	(7.2)%

Personal training revenue	15,582	13.2%	15,169	12.2%	2.7%
Other Ancillary club revenue	6,171	5.3%	5,750	4.7%	7.3%

Ancillary club revenue	21,753	18.5%	20,919	16.9%	4.0%
Fees and other revenue	1,264	1.1%	1,292	1.0%	(2.2)%

Total revenue	$117,436	100.0%	$123,912	100.0%	(5.2)%

Total revenue for Q2 2010 decreased $6.5 million, or 5.2%, compared to Q2 2009. For Q2 2010, revenues increased $1.2 million at the eight clubs opened or acquired subsequent to June 30, 2008 offset by decreases in revenue of 5.4% or $6.4 million at our clubs opened or acquired prior to June 30, 2008 and $1.3 million related to the 10 clubs that were closed subsequent to June 30, 2008.
Revenue at clubs operated for over 12 months (“comparable club revenue”) decreased 4.2% in Q2 2010 compared to Q2 2009.
Operating expenses:

	Quarter Ended June 30,
	2010	2009
			Expense %
	Expense % of Revenue		Variance
Payroll and related	41.4%	38.9%	0.7%
Club operating	37.3%	36.4%	(2.8)%
General and administrative	5.4%	6.0%	(16.0)%
Depreciation and amortization	11.4%	11.6%	(6.5)%
Impairment of fixed assets	2.4%	—%	NA

Operating expenses	97.9%	92.9%	(0.1)%

Total operating expenses decreased 0.1% for Q2 2010 compared to Q2 2009. Operating expenses were impacted by a 3.6% decrease in the total months of clubs in operation. Operating margin was 2.1% for Q2 2010 compared to 7.1% for Q2 2009.
     Payroll and related. Offsetting the decreases in payroll related to membership consultants and the effects from the decrease in total club months of operations was an increase related to personal training payroll.
     Club operating. In addition to the decrease in total months of club operation and total member club usage, in Q2 2010, operating expenses decreased related to laundry and towel efficiencies of $413,000 when compared to Q2 2009. Rent and occupancy decreased $687,000 in Q2 2010.
     General and administrative. Decreases in Q2 2010 general and administrative expenses compared to Q2 2009 were principally attributable to decreases in general liability insurance expense due to a reduction in claims activity and therefore a reduction of claims reserves.
     Depreciation and amortization. Depreciation and amortization decreased in Q2 2010 due to the closing of five clubs subsequent to June 30, 2009, the accelerated depreciation related to clubs closed prior to lease expiration dates in Q2 2009 and the effect of the fixed asset impairment write-offs in the year ended December 31, 2009 and Q1 2010.
     Impairment of fixed assets. In Q2 2010, we recorded fixed asset impairment charges of $2.9 million, $1.2 million representing the write-off of fixed assets at an underperforming club and $1.7 million related to the planned closure of another club prior to the lease expiration date. There were no fixed asset impairment charges in Q2 2009.
Net Loss for Q2 2010 was $815,000 compared to net income of $2.5 million for Q2 2009.
For the six months ended June 30, 2010, total revenue decreased $15.4 million or 6.2% compared to the same period in 2009 and operating margin was 2.2% compared to 5.7% for the six months ended June 30, 2009. For the six months ended June 30, 2010, we recorded fixed asset impairment charges of $3.3 million compared to $1.1 million in the same period in 2009. Net loss was $1.5 million compared to net income of $3.2 million for the six months ended June 30, 2009.

Cash flow from operating activities for the six months ended June 30, 2010 totaled $29.5 million, a decrease of $21.5 million from the six months ended June 30, 2009, which was primarily related to the decrease in earnings and increases in cash paid for interest and taxes of $7.3 million and $4.9 million, respectively.
Third Quarter 2010 Business Outlook:
We are limiting our guidance to the third quarter of 2010. Based on the current business environment, recent performance and current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, our outlook for the third quarter of 2010 includes the following:
•	Revenue for Q3 2010 is expected to be between $113.5 million and $114.5 million versus $120.4 million for Q3 2009. As percentages of revenue, we expect Q3 2010 payroll and related expenses to approximate 40.0%, club operating expenses to approximate 39.5% and general and administrative expenses to approximate 7.0%.

•	We expect a net loss for Q3 2010 of between $1.0 million and $1.5 million, and loss per share to be in the range of ($0.04) per share to ($0.07) per share, assuming a 60% effective tax rate and 22.6 million weighted average fully diluted shares outstanding.
Investing Activities Outlook:
For the year ending December 31, 2010, we currently plan to invest $26.0 million to $28.0 million in capital expenditures. This is down from $49.3 million of capital expenditures in 2009. We expect that the 2010 amount will include approximately $20.0 million to continue to upgrade existing clubs and $4.0 million principally related to major renovations at clubs with recent lease renewals and upgrading our in-club entertainment system network. We also expect to invest $1.5 million to enhance our management information systems. The remainder of our 2010 capital expenditures will be committed to building or expanding clubs.
Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements under the captions “Third Quarter 2010 Business Outlook” and “Investing Activities Outlook”, other statements regarding future financial results and performance and potential sales revenue and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, environmental initiatives, any security and privacy breaches involving customer data, the application of Federal and state tax laws and regulations, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 161 fitness clubs as of June 30, 2010, comprising 109 New York Sports Clubs, 25 Boston Sports Clubs, 18 Washington Sports Clubs (two of which are partly-owned), six Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 484,000 members, excluding short-term, seasonal and student members, and 12,000 student members. For more information on TSI, visit http://www.mysportsclubs.com.

The Company will hold a conference call on Thursday, July 29, 2010 at 4:30 PM (Eastern) to discuss the second quarter 2010 results. Robert Giardina, Chief Executive Officer, and Dan Gallagher, Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Web site beginning July 30, 2010.
From time to time we may use our Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alert” section at http://www.mysportsclubs.com.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
Integrated Corporate Relations, Joseph Teklits
(203) 682-8390
joseph.teklits@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2010 and December 31, 2009
(All figures in $’000s)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$32,938	$10,758
Accounts receivable, net	5,366	4,295
Inventory	220	224
Prepaid corporate income taxes	2,616	1,274
Prepaid expenses and other current assets	9,013	10,264

Total current assets	50,153	26,815
Fixed assets, net	315,408	340,277
Goodwill	32,627	32,636
Intangible assets, net	78	149
Deferred tax assets, net	54,752	50,581
Deferred membership costs	4,189	6,079
Other assets	9,789	10,929

Total assets	$466,996	$467,466

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$1,850	$1,850
Accounts payable	5,546	6,011
Accrued expenses	25,830	23,656
Accrued interest	6,586	6,573
Deferred revenue	38,297	35,346

Total current liabilities	78,109	73,436
Long-term debt	315,587	316,513
Deferred lease liabilities	69,538	71,438
Deferred revenue	1,939	1,488
Other liabilities	11,019	12,824

Total liabilities	476,192	475,699
Stockholders’ deficit:
Common stock	23	23
Paid-in capital	(21,774)	(22,572)
Accumulated other comprehensive income (currency translation adjustment)	1,113	1,327
Retained earnings	11,442	12,989

Total stockholders’ deficit	(9,196)	(8,233)

Total liabilities and stockholders’ deficit	$466,996	$467,466

Preliminary, Subject to Change

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the quarters and six months ended June 30, 2010 and 2009
(All figures in $’000s except share and per share data)
(Unaudited)

	Quarter Ended June 30,		Six Ended June 30,
	2010	2009	2010	2009
Revenues:
Club operations	$116,172	$122,620	$232,767	$248,088
Fees and other	1,264	1,292	2,428	2,533

	117,436	123,912	235,195	250,621

Operating Expenses:
Payroll and related	48,605	48,246	97,116	98,993
Club operating	43,804	45,054	87,272	91,664
General and administrative	6,292	7,488	15,231	15,835
Depreciation and amortization	13,407	14,346	27,061	28,642
Impairment of fixed assets	2,865	—	3,254	1,131

	114,973	115,134	229,934	236,265

Operating income	2,463	8,778	5,261	14,356
Interest expense	5,179	5,289	10,363	10,566
Interest income	(17)	—	(35)	(1)
Equity in the earnings of investees and rental income	(518)	(398)	(1,054)	(1,009)

(Loss) income before (benefit) provision for corporate income taxes	(2,181)	3,887	(4,013)	4,800
(Benefit) provision for corporate income taxes	(1,366)	1,363	(2,466)	1,637

Net (loss) income	$(815)	$2,524	$(1,547)	$3,163

(Loss) earnings per share:
Basic	$(0.04)	$0.11	$(0.07)	$0.14
Diluted	$(0.04)	$0.11	$(0.07)	$0.14
Weighted average number of shares used in calculating (loss) earnings per share:
Basic	22,625,137	22,546,449	22,615,241	22,875,107
Diluted	22,625,137	22,592,436	22,615,241	22,924,421
Preliminary, Subject to Change

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2010 and 2009
(All figures in $’000s)
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net (loss) income	$(1,547)	$3,163
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	27,061	28,642
Impairment of fixed assets	3,254	1,131
Non-cash interest expense on Senior Discount Notes	—	1,203
Amortization of debt issuance costs	506	406
Non-cash rental expense, net of non-cash rental income	(2,171)	(667)
Compensation expense incurred in connection with stock options and common stock grants	737	841
Increase in deferred tax asset	(4,171)	(2,474)
Net change in certain operating assets and liabilities	4,409	10,945
Decrease in deferred membership costs	1,890	4,660
Landlord contributions to tenant improvements	100	2,993
(Decrease) increase in insurance reserves	(1,081)	301
Other	485	(134)

Total adjustments	31,019	47,847

Net cash provided by operating activities	29,472	51,010

Cash flows from investing activities:
Capital expenditures	(6,262)	(28,485)

Net cash used in investing activities	(6,262)	(28,485)

Cash flows from financing activities:
Proceeds from borrowings on Revolving Loan Facility	—	5,000
Repayment of borrowings on Revolving Loan Facility	—	(19,000)
Repayment of long term borrowings	(925)	(925)
Change in book overdraft	—	126
Repurchase of common stock	—	(5,355)
Proceeds from exercise of stock options	76	36
Tax benefit from stock option exercises	—	21

Net cash used in financing activities	(849)	(20,097)

Effect of exchange rate changes on cash	(181)	(68)

Net increase in cash and cash equivalents	22,180	2,360
Cash and cash equivalents beginning of period	10,758	10,399

Cash and cash equivalents end of period	$32,938	$12,759

Summary of the change in certain operating assets and liabilities:
Increase in accounts receivable	$(1,090)	$(1,035)
Decrease (increase) in inventory	3	(103)
Decrease in prepaid expenses and other current assets	1,084	1,581
Increase in accounts payable, accrued expenses and accrued interest	2,352	452
Increase in accrued interest on Senior Discount Notes	—	6,346
Change in prepaid corporate income taxes and corporate income taxes payable	(1,342)	5,648
Increase (decrease) in deferred revenue	3,402	(1,944)

Net change in certain working capital components	$4,409	$10,945

Preliminary, Subject to Change